UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

CULLEN/FROST BANKERS, INC.

(Exact name of issuer as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (the “Corporation”) held on April 25, 2013, shareholders voted on the following matters:

(1)	To elect thirteen nominees to serve as Directors for a one-year term that will expire at the 2014 Annual Meeting of Shareholders. Final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
R. Denny Alexander	44,466,566	3,584,937	6,084,343
Carlos Alvarez	47,801,663	249,840	6,084,343
Royce S. Caldwell	47,246,076	805,427	6,084,343
Crawford H. Edwards	47,954,214	97,289	6,084,343
Ruben M. Escobedo	47,246,752	804,751	6,084,343
Richard W. Evans, Jr.	47,680,442	371,061	6,084,343
Patrick B. Frost	47,820,159	231,344	6,084,343
David J. Haemisegger	47,936,432	115,071	6,084,343
Karen E. Jennings	47,308,842	742,661	6,084,343
Richard M. Kleberg, III	47,738,165	313,338	6,084,343
Charles W. Matthews	47,470,501	581,002	6,084,343
Ida Clement Steen	47,774,375	277,128	6,084,343
Horace Wilkins, Jr.	47,758,547	292,956	6,084,343

(2)	To approve the Cullen/Frost Bankers, Inc. 2005 Omnibus Incentive Plan, as amended and restated. Final voting results were as follows:

Votes For	40,460,014
Votes Against	7,441,143
Abstentions	153,530
Broker Non-Votes	6,081,159

(3)	To ratify the selection of Ernst & Young LLP to act as independent auditors of the Corporation for the fiscal year that began January 1, 2013. Final voting results were as follows:

Votes For	53,784,785
Votes Against	292,550
Abstentions	58,511

(4)	To provide nonbinding approval of executive compensation. Final voting results were as follows:

Votes For	46,505,480
Votes Against	1,188,967
Abstentions	360,240
Broker Non-Votes	6,081,159

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Phillip D. Green
Phillip D. Green
Group Executive Vice President and Chief Financial Officer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: April 30, 2013